Exhibit 23.1

ABCD

ABN: 51 194 660 183

161 Collins Street Melbourne Vic 3000 Australia	GPO Box 2291U Melbourne Vic 3001 Australia	Telephone: +61 3 9288 5555 Facsimile: +61 3 9288 6666 DX: 30824 Melbourne www.kpmg.com.au

                            Our ref ANZ04-FormF-3Consent290104_PDF

The Board of Directors

Australia and New Zealand Banking Group Limited

100 Queen Street

Melbourne  VIC  3000

5 March 2004

Independent Auditors' Consent

We consent to the incorporation by reference in the Registration Statement on Form F-3 dated on or about 8 March 2004 of our report dated 7 November 2003 with respect to the consolidated statements of financial position of the Australia and New Zealand Banking Group Limited (“ANZ”) as of 30 September 2003 and 2002, and the related statements of financial performance, changes in shareholders and cashflows for each of the years in the three year period ended 30 September 2003, which report appears in the 2003 Financial Report of ANZ, included in the Annual Report on Form 20-F of ANZ.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

KPMG
Melbourne, Australia
5 March 2004